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                                  Exhibit 10.12

                                    AGREEMENT
                                    ---------

The following are the terms and conditions for Southeast Financial Holdings, Inc. providing consulting services to the management and directors of Smith River Bankshares, Inc.

I.  SERVICES AND DUTIES
    -------------------

     (A)  Timetables
          ----------

          I will advise the management and Board of Directors of Smith River Bankshares, Inc. on the establishment of a comprehensive plan for the development and execution of the company's stock offering. I will assist the bank's management in establishing a computer database that will enable the bank's management and directors to gage the process of the capital raising campaign on a daily basis.

     (B)  Coordination of Media Campaigns
          -------------------------------

          Public Relations (Free Advertising)
          -----------------------------------

          I will prepare written news releases regarding your bank, as well as your officers and directors. These releases, which are subject to approval, are intended to enhance interest in your bank.

          Media Announcements (Paid Advertising)
          --------------------------------------

          I will prepare all layout and design work for your bank's "tombstone" announcements with coupons, and will advise on placement and related marketing factors, such as location in newspaper, style of announcement, and announcement identification techniques.

     (C) Marketing Overview
         ------------------

          I will advise management (Monday through Friday, weekends if necessary) how best to coordinate all aspects of the company's marketing campaign, including advice as to proven marketing techniques which have been successful in other Denovo bank stock offerings.

          I will make sure your management and directors are committed to your marketing campaign, as this is an essential point to a timely completion of your stock sale. Recommendations will be made on how to allocate each director's fund raising responsibilities. Advice will be offered to all officers and directors as to proven marketing techniques that will enable them to maximize their efforts. Included will be suggested form letters and notices. Investor meetings, including open houses, breakfast meetings, luncheon meetings, and cocktail receptions are the best settings for introducing the bank to potential investors.

     (D)  IRA KEOGH, Pension and Profit Sharing Suitability
          -------------------------------------------------

          I will work with the officers and management of the bank in processing all retirement account purchases shares through the various types of retirement accounts that potential investors may have already established. If potential investors wish to use retirement funds to invest in the bank's stock, but do not have a retirement account established or have a custodian that will not process this type of transaction, then I will seek out those retirement custodians who will allow such a transaction. I will oversee all retirement account transactions to ensure they are properly initiated and completed.
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     (E)  FEE ARRANGEMENT
          ---------------

          a. I will be paid the sum of $7,500.00 upon the acceptance of this Agreement, thereafter I will receive the sum of $15,000.00 per month (paid upon the 21st of each month) unless terminated by Smith River Bankshares, Inc., for the term of this Agreement or until the Agreement is terminated as provided herein. This Agreement may be terminated by giving 30 days written notice of said termination.

          b. Smith River Bankshares, Inc. agrees to reimburse reasonable expenses in connection with this assignment. These expenses will be presented to the bank on a monthly basis. Attachment A, a part of this Agreement, defines the reimbursement policy to be followed. Total expenses will not exceed $4,000 per month.

     (F)  TERM OF AGREEMENT
          -----------------

     This Agreement shall begin 2/22/00, and shall end 3/22/00, unless sooner terminated as provided herein.

     (G)  INDEMNIFICATION
          ---------------

     Smith River Bankshares, Inc., its successors and assignees, agrees to indemnify and hold harmless Southeast Financial Holdings, Inc. against any losses, claims, damages, or liabilities (or actions in respect thereof) that arise out of or are based upon as untrue statement or alleged untrue statement of any material fact contained in any written information supplied to me upon which this placement is based, or any related document, or arise out of or are based upon the omission or alleged omission to state therein any material fact necessary to make any such written information not misleading, and will reimburse Southeast Financial Holdings, Inc. for any reasonable legal fees and expenses of counsel or other reasonable expense incurred by Southeast Financial Holdings, Inc. in connection with investigating or defending any such loss, claim, damage, liability, or action. Such indemnity shall not apply to any loss, claim, damage, liability, or action based solely upon the misfeasance, gross negligence, or misconduct of Southeast Financial Holdings., Inc. as finally determined by a court of competent jurisdiction.

The undersigned agree to the terms and conditions as outlined in this Agreement.


                                -----------------------------------------------
                                Lee Bradley, Southeast Financial Holdings, Inc.


                                -----------------------------------------------
                                Andy McCullar, President/CEO
                                Smith River Bankshares, Inc.


                                -----------------------------------------------
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                                  ATTACHMENT A



MEALS

Up to $25 per day per person with receipts attached to expense reports. Meals with Company representatives or potential investors approved in advance by the Company's chief executive officer client are reimbursable in addition to the base amount.

MILEAGE

$.32 per mile on direct business related travel with personal cars. All mileage is to be logged on a daily basis on expense reports. Local travel to and from the Company's office is not reimbursable.

LODGING

The lowest cost alternative to the Company will be used commensurate with safety and cleanliness for our staff.